Exhibit 3.2

RESTATED ARTICLES OF INCORPORATION

OF

SAND SPRINGS RAILWAY COMPANY

***

The original Articles of Incorporation were filed on February 6, 1911, under the name of Sand Springs Interurban Railway Company. These restated articles restate and integrate but do not further amend the corporation’s Articles of Incorporation, and there is no discrepancy between the Articles as amended to date and these provisions. The making, adopting, and filing of this Certificate has been approved in accordance with the provisions of 18 Okla. Stat. §1080, by Unanimous Consent of Board of Directors of the Corporation dated June 23, 1987.

FIRST

That the name of this Corporation shall be SAND SPRINGS RAILWAY COMPANY.

SECOND

PURPOSES.

First: To cause such examination and surveys for its proposed railroad to be made in the State of Oklahoma, as may be necessary for the selection of the most advantageous route; and for such purpose; by its officers or agents and servants, to enter upon the lands or waters of any person, but subject to responsibility for all damage which shall be done thereto.

Second: To take and hold such voluntary grants of real estate and other property in the State of Oklahoma, as may be made to it; to aid in the construction, maintenance and accommodation of its railroad; but the real estate received by voluntary grant shall be held and used for the purposes of such grant only.

Third: To acquire under the provisions of law, or by purchase, all such real estate and other property in the State of Oklahoma, as may be necessary for the construction, maintenance and operation of its railroad, and the station, depot grounds, and other accommodations reasonably necessary to accomplish the objects of its incorporation; to hold and use the same, to lease or otherwise dispose of any part or parcel thereof, or sell the same when not required for railroad uses, and no longer necessary to its use.

Fourth: To lay out its road not exceeding one hundred feet in width, in said County and State of Oklahoma, and to construct the same; and for the purpose of cuttings and embankments and of obtaining gravel or other material, to take such land as may be necessary for the proper construction, operation and security of the road, and for the protection of such road from snow, and to cut down any standing trees that may be in danger of falling on the road, making compensation therefor as provided by law for lands taken for the use of corporations.

Fifth: Subject to the provisions of law to construct its railroad across, along, or upon any stream of water, water-course, street, highway, toll, or wagon road, plank road, turnpike, wharf, levee, river front, steamboat or other public landing, or canal which its route shall intersect or touch; to carry any highway, street, toll, or wagon road, plank road, or turnpike, which it shall touch, intersect, or cross over or under its track, as may be most expedient for the public good; to change the course or direction of any highway, street, turnpike, toll or wagon road, or plank road, when made necessary or desirable to secure more easy ascent or descent by reason of an embankment or cut made in the construction of the railroad, and take land necessary therefor; provided, such highway, or road be not so changed from its original course more than six rods, nor, its distance lengthened more than five rods.

Sixth: To cross, intersect, join, and unite its railroad with any railroad heretofore, or hereafter constructed, at any point on its route, and upon the grounds of such railroad corporation, with the necessary turnouts, sidings, and switches, and other conveniences in furtherance of the objects of its connections.

Seventh: To have and use equal room, ground, rights, privileges and conveniences for tracks, switches, sidings and turnouts upon any levee, river bank or front, steamboat or other public landing, and upon any street, block, alley, square, or public ground within any incorporated town or city in the State of Oklahoma, any charter or ordinance of any such town or city to the contrary notwithstanding; and to accomplish this, may adjust, with other corporations the ground to be occupied by each with such tracks, switches, sidings and turnouts; and if such corporation cannot agree upon such adjustment, and the amount of compensation to be paid for the purchase or necessary change of location and removal of any track previously laid, the same shall be ascertained and determined, and the common, mutual and separate rights adjusted in the manner provided by law for the ascertainment and determination of damages for the taking of real property.

Eighth: To take and convey persons or property over their railroad by the power or force of electricity, steam, explosive or other discovered available power, and to receive compensation therefor, and to do all the business incident to railroad corporations.

Ninth: To erect and maintain all necessary and convenient buildings, stations, fixtures, and machinery for the accommodation and use of their passengers, freight and business, subject to the statutes in relation thereto.

Tenth: To regulate the time and manner in which passengers and property shall be transported, and the compensation to be paid therefor.

Eleventh: To borrow from time to time such sums of money at such rates of interest and upon such terms as the corporation or board of directors shall agree upon and authorize as necessary or expedient, and to execute trust deeds or mortgages, or both, as occasion may require, on any railroads or parts thereof, constructed or in process of construction, for amounts borrowed or owing by the corporation, and therein to make provision granting, transferring, or mortgaging their railroad track, right of way, depot grounds, rights, privileges, franchises, immunities, exemptions, power houses, rolling stock, furniture, tools, implements, appendages, and appurtenances used in connection with such railroads in any manner whatever, then belonging to the corporation or which may thereafter belong to it, as security for any bonds or evidence of debt therein mentioned, in such manner as the corporation or directors shall think proper, and such instruments shall fully convey the same or so much thereof as shall be therein described.

Twelfth: With the right, under the general laws of the State of Oklahoma to extend its road from any point named in its charter, or build branch roads either from any point in its line of road, or from any point on the line of any other road connecting, or to be connected with its road. And, subject to the laws of the State of Oklahoma, to, by vote of two-thirds of the directors, alter the route or any portion of the route, or any extension or branch thereof, or part of their road, if it shall appear to them that the line can be improved thereby.

Thirteenth: With the right to enter upon any land for the purpose of examining and surveying its railroad, and to take, hold and appropriate so much real estate as may be necessary for the location, construction and convenient use of its road, including all necessary grounds for buildings, stations, workshops, depots, machine-shops, switches, side-tracks, turntables, snow defenses and water stations; all material for the construction of such road and its appurtenances, and the right of way over adjacent land sufficient to enable it to construct and repair its road, and the right to conduct water to its water stations, and to construct and maintain proper drains, and to obtain such right to such real estate by purchase or condemnation in the manner provided by law.

Fourteenth: With such other rights, privileges and immunities as may be now or hereafter granted under the general laws of the State of Oklahoma.

Fifteenth: With the power to use electricity for the propulsion of its cars and rolling stock, except that no surface conductor, third rail or other similar device for the transmission of such power other than for return circuit shall be used.

Sixteenth: In addition to the powers exercised by railroad corporations generally, this corporation may, with the consent of the authorities of any city or town in the State of Oklahoma located upon or along its lines, construct a system of street railways upon such streets and upon such terms and conditions as may be agreed upon between this company and such city or town, and may also accept lighting contracts with such cities or towns, to supply the said cities or towns, or the inhabitants thereof, with light or electric current for power, and may acquire by purchase or consolidation, plants, franchises, contracts, good will and other property of any existing street railway or lighting company.

Seventeenth: To purchase, acquire, construct, hold, control, operate and maintain a street railway in, along and upon the streets, avenues, alleys, highways and roads within the corporate limits of the City of Tulsa, in the State of Oklahoma, and in the County of Tulsa and State of Oklahoma, and with the right upon said street railway to carry passengers and freight, with double and single track roads; with all necessary switches, side-tracks, turnouts, turntables and terminal accommodations; said street railroad to be operated by animals, or by wire cables and substantial engines, or by locomotive engines, or by electricity, or by all or any and other.

Eighteenth: With the right to erect, construct, maintain and operate telephone and telegram systems convenient and suitable to properly operate its railway system.

THIRD

TERMINI.

The railroad to be constructed, maintained and operated from such point or points as may be suitable and convenient, within the corporate limits of the City of Tulsa, to such point or points as may be necessary or convenient in the vicinity of the station upon the M.K. & T. railroad, named “Sand Springs”, and being a distance from the corporate limits of said City of Tulsa of, approximately, seven miles; including the right to make such extensions and build such branches as may be now or hereafter authorized by the laws of the State of Oklahoma, and with the right to operate within the corporate limits of the City of Tulsa a railroad, for the purpose of carrying passengers and freight in connection with the line of road herein described, using such motive power and having such privileges within said corporate limits as may be granted it by said City of Tulsa.

FOURTH

LENGTH AND COST OF ROAD.

The estimated length of the road is seven miles, all within the County of Tulsa, State of Oklahoma; and the estimated cost of said road is Seven Thousand One Hundred and Sixty ($7,160.00) Dollars per mile.

FIFTH

That the place where its principal business is to be transacted is at Tulsa, Oklahoma.

SIXTH

That the term for which the corporation is to exist is ninety-nine years.

SEVENTH

STOCK.

That the authorized Capital Stock of said Corporation is the sum of $750,000.00 divided into 75,000 shares of the par value of $10.00 per share. All being common and voting stock, and that all of said shares of stock have been issued and are now outstanding.

EIGHTH

DIRECTORS.

The number of Directors of the Corporation shall be as set forth in the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned have executed these Restated Articles of Incorporation this 23rd day of June, 1987.

SAND SPRINGS RAILWAY COMPANY

ATTEST:	By:	/s/ BILLY J. BROWN
President

/s/ JOE A. WILLIAMS
Secretary [Seal]

ACKNOWLEDGMENT

STATE OF OKLAHOMA	)
	)	SS.
COUNTY OF TULSA	)

Before me the undersigned, a Notary Public, in and for said County and State, on this 23rd day of June, 1987, personally appeared Billy J. Brown to me known to be the identical person who subscribed the name of the maker thereof to the foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

/s/ SHIRLEY G. JOHNSON
Notary Public

My Commission Expires:

11-26-87

CERTIFICATE OF CORRECTION

OF

RESTATED ARTICLES OF INCORPORATION

OF

SAND SPRINGS RAILWAY COMPANY

Restated Articles of Incorporation of Sand Springs Railway Company were filed on June 25, 1987, with the Oklahoma Secretary of State, which Restated Articles, through clerical error, erroneously recited in Article SEVENTH that the authorized Capital Stock of the Corporation was $750,000, divided into 75,000 shares of common stock having a par value of $10.00 per share, although the correct authorized Capital Stock was and is $1,000,000 divided into 100,000 shares of common stock having a par value of $10.00 per share. Therefore, in accordance with the provisions of Certificate of Correction is executed so that Article SEVENTH of the Corporation’s Restated Articles of Incorporation shall read as follows:

SEVENTH

STOCK.

That the authorized Capital Stock of said Corporation is the sum of $1,000,000 divided into 100,000 shares of the par value of $10.00 per share. All being Common and voting stock, and that all of said shares of stock have been issued and are now outstanding.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Correction this 7th day of July, 1987.

ATTEST:	SAND SPRINGS RAILWAY COMPANY
[SEAL]

/s/ JOE A. WILLIAMS	/s/ BILLY J. BROWN
Secretary	President

STATE OF OKLAHOMA	)
	)	SS.
COUNTY OF TULSA	)

Before me, the undersigned, a Notary Public, in and for said County and State, on this 7th day of July, 1987, personally appeared Billy J. Brown, to me known to be the identical person who subscribed the name of Sand Springs Railway Company to the foregoing Certificate of Correction as its President, and he acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

/s/ SHIRLEY G. JOHNSON
Notary Public

My Commission Expires:
11/26/87

[NOTARIAL SEAL]

2

SAND SPRINGS RAILWAY COMPANY

AMENDED CERTIFICATE OF INCORPORATION

TO:	THE SECRETARY OF STATE

OF THE STATE OF OKLAHOMA

101 State Capital Building

Oklahoma City, Oklahoma 73105

We, the undersigned, Billy J. Brown, President and Joe A. Williams, Secretary of Sand Springs Railway Company, an Oklahoma corporation, being persons legally competent to amend the Certificate of Incorporation pursuant to the provisions of the “Oklahoma General Corporation Act,” do hereby execute and submit the following Amended Certificate of Incorporation.

ARTICLE FIRST

No change, as filed June 25, 1987.

ARTICLE SECOND

No change, as filed June 25, 1987.

ARTICLE THIRD

No change, as filed June 25, 1987.

ARTICLE FOURTH

No change, as filed June 25, 1987.

ARTICLE FIFTH

No change, as filed June 25, 1987.

ARTICLE SIXTH

No change, as filed June 25, 1987.

ARTICLE SEVENTH

As filed:

STOCK.

That the authorized Capital Stock of said Corporation is the sum of $1,000,000 divided into 100,000 shares of the par value of $10.00 per share. All being Common and voting stock, and that all of said shares of stock have been issued and are now outstanding.

As amended:

STOCK.

The authorized Capital Stock of said Corporation shall consist of 100,000 shares of Common Stock of $1.00 par value per share.

ARTICLE EIGHTH

No change, as filed June 25, 1987.

The foregoing amendment was proposed by a resolution of the Board of Directors on the 26th day of October, 1987, and adopted by a vote of the Shareholders on October 26, 1987 in accordance with the provisions of 18 O.S. 1981, § 1077 and the Oklahoma General Corporation Act.

DATED this 16th day of October, 1987.

ATTEST:	SAND SPRINGS RAILWAY COMPANY

/s/ JOE A. WILLIAMS	By:	/s/ BILLY J. BROWN
Joe A. Williams, Secretary		Billy J. Brown, President

STATE OF OKLAHOMA	)
	)	ss.
COUNTY OF TULSA	)

On this 26th day of October, 1987, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Billy J. Brown and Joe A. Williams, to me known to be the identical persons who signed the name of Sand Springs Railway Company to the within and foregoing instrument, and that they executed the same as their free and voluntary act and deed, and as the free and voluntary act and deed of such Corporation, for the uses and purposes therein set forth.

Given under my hand and seal the day and year last above written.

/s/ SHIRLEY G. JOHNSON
Notary Public

My Commission Expires:

11-26-87

[SEAL]

2